Exhibit 99.1

Biote Issues Correction to Second Quarter Operating Loss and Net Income

IRVING, TX, August 15, 2022 —Biote today issued a correction to operating loss and net income for the three and six month periods ended June 30, 2022 in the press release titled “Biote Reports Second Quarter 2022 Financial Results,” issued on August 9, 2022. The other financial results reported in the original press release, revenue and adjusted EBITDA, as well as Biote’s full year guidance with respect thereto, were not impacted by the corrections.

The corrections are as follows (in thousands):

•	loss from operations for the three months ended June 30, 2022 was $(85,603) (previously reported as $(76,186));

•	loss from operations for the six months ended June 30, 2022 was $(75,840) (previously reported as $(66,423));

•	net income for the three months ended June 30, 2022 was $40,341 (previously reported as $49,710); and

•	net income for the six months ended June 30, 2022 was $49,691 (previously reported as $59,060).

These corrections relate to the previous omission of certain transaction-related expenses from the calculation of loss from operations and net income that were identified by management after the issuance of the original press release, while Biote was completing its internal review procedures with respect to Biote’s Quarterly Report on Form 10-Q for its fiscal quarter ended June 30, 2022. More specifically, a $7.2 million charge to selling, general and administrative expense was identified related to the excess fair value of shares transferred as consideration to new investors in connection with that certain business combination consummated on May 26, 2022 with Haymaker Acquisition Corp. III, a Delaware corporation, BioTE Holdings, LLC, a Nevada limited liability company, and certain other parties (the “Business Combination”) and a $2.2 million charge to selling, general and administrative expense related to certain consulting agreements that were entered into in connection with the Business Combination.

Biote’s reconciliation of net income to adjusted EBITDA for the three and six months ended June 30, 2022 and 2021 included in the original release and after giving effect to the corrections are as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2022	2021	2022	2021
	(unaudited)
Net income (GAAP)	$40,341	$9,761	$49,691	$18,602
Interest	794	425	1,153	917
Income tax expense (benefit)	(346)	78	(282)	142
Depreciation & Amortization	563	334	1,064	656
Loss from extinguishment of debt and other non-operating items	356	(4)	347	(8)
Share-based compensation expense	79,270	—	79,270	—
Transaction-related expenses	18,769	135	19,477	135
Litigation and other	150	115	841	115
Gain from change in fair value of warrant liability	(3,399)	—	(3,299)	—
Gain from change in fair value of earnout liability	(123,350)	—	(123,350)	—

Adjusted EBITDA	$13,148	$10,844	$24,812	$20,559

Discussion of Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, Biote has disclosed adjusted EBITDA, a non-GAAP financial measure that it calculates as net income before interest, taxes and depreciation and amortization, further adjusted to exclude stock-based compensation, transaction-related expenses, fair value adjustments to certain equity instruments classified as liabilities and other non-operating costs. Above we have provided a reconciliation of net income (the most directly comparable GAAP financial measure) to adjusted EBITDA.

We present adjusted EBITDA because it is a key measure used by our management to evaluate our operating performance, generate future operating plans and determining payments under compensation programs. Accordingly, we believe that adjusted EBITDA provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are as follows:

•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; and

•	Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us.

In addition, adjusted EBITDA is subject to inherent limitations as it reflects the exercise of judgment by Biote’s management about which expenses are excluded or included. Because of these limitations, you should consider adjusted EBITDA alongside other financial performance measures, including net income and our other GAAP results.

About Biote

Biote is a woman-led company operating a high growth, differentiated medical practice-building business within the hormone optimization space. Similar to a franchise model, Biote provides the necessary components to enable practitioners to establish, build, and successfully operate a hormone optimization center to treat patients appropriate for therapy. Biote trains practitioners how to identify and treat early indicators of hormone-related aging conditions.

Forward-Looking Statements

Except for historical information contained herein, this press release contains certain “forward-looking statements” within the meaning of the federal U.S. securities laws with respect the benefits of Biote’s recent acquisition by Haymaker Acquisition Corp. III (“Haymaker”), a special purpose acquisition company (the “Transaction”), , the services and markets of Biote, Biote’s expectations regarding future growth, results of operations, performance, future capital and other expenditures, competitive advantages, business prospects and opportunities, future plans and intentions, results, level of activities, performance, goals or achievements or other future events. These forward-looking statements generally are identified by words such as “anticipate”, “believe”, “expect”, “may”, “could”, “will”, “potential”, “intend”, “estimate”, “should”, “plan”, “predict”, or the negative or other variations of such statements, reflect our management’s current beliefs and assumptions and are based on the information currently available to our management. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual results or developments to differ materially from those expressed or implied by such forward-looking statements, including but not limited to: (i) the effect of the Transaction on Biote’s business relationships, operating results and business generally and its ability be listed on Nasdaq; (ii) risks that being a public company disrupts current plans and operations of Biote; (iii) the outcome of any legal proceedings instituted against Biote or Haymaker related to the business combination agreement or the Transaction; (iv) the ability to trade Biote’s securities on a national securities exchange; (v) changes in the competitive industries in which Biote operates, variations in operating performance across competitors, changes in laws and regulations affecting Biote’s business and changes in the combined capital structure; (vi) the ability to implement business plans, forecasts and other expectations following the completion of the Transaction, and identify and realize additional opportunities; (vii) the ability of Biote to profitably expand in existing markets and into new markets ; (viii) the risk of downturns in the market and Biote’s industry including, but not limited to, as a result of the COVID-19 pandemic, inflation or other macroeconomic conditions, or global conflict; (ix) costs related to the Transaction and the failure to realize anticipated benefits of the Transaction; and (x) risks and uncertainties related to Biote’s business, including, but not limited to, those related to regulation, its supply chain, its executive influence, its limited operating history, highly competitive markets and competition, data privacy and cybersecurity, its ability to grow, its financial condition and potential dilution, its forecasts, expansion, intellectual property, current or future litigation, capital requirements and the need for additional capital, physician training, relationships with physicians, its key employees and qualified personnel, third-party manufacturers, regulatory scrutiny of the pharmacy compounding industry, health care fraud and abuse, Health Insurance Portability and Accountability Act of 1996, and its nutraceutical business. The foregoing list of factors is not exclusive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of Haymaker’s proxy statement and other documents filed by Haymaker or Biote from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date on which they are made, and Biote a does not assume any obligation to update or revise any forward-looking statements or other information contained herein, whether as a result of new information, future events or otherwise. You are cautioned not to put undue reliance on these forward-looking statements. Biote gives no assurance that it will achieve its expectations.

Media Contact

Press@biote.com

Investor Contact

IR@biote.com